OPERATING AGREEMENT



                                       OF



                                NORDIC ASI, L.C.


                        a Utah limited liability company



                                February 1, 2001

                               OPERATING AGREEMENT
                                       OF
                                NORDIC ASI, L.C.

         This OPERATING AGREEMENT (the "Agreement") is made and entered into this 1st day of February 2001, by and between NORDIC TECHNOLOGIES, INC., a Utah corporation ("Nordic"), and SARKAT INTERNATIONAL, L.L.C., a Utah limited liability company ("Sarkat"), collectively, the "Members," each party sometimes hereinafter referred to individually as a "Party" and both parties sometimes hereinafter referred to collectively as the "Parties" when the context so requires.

                                    Recitals

         A. The Parties to this Agreement desire to form a limited liability company (the "Company") pursuant to the provisions of the Utah Limited Liability Company Act (the "Act"). The Parties hereby constitute themselves a limited liability company for the purposes and on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the Parties agree hereto as follows:

                                   Article I.
                                   DEFINITIONS

         Section 1.01 Defined Terms. The following terms used in this Agreement shall have the following meanings (unless otherwise provided herein):

             (a) "Ad Specialty Market" means the market for sales of merchandise to any Person that purchases any merchandise for premium, promotional, advertising or marketing use, including, but not limited to, (i) end user companies that purchase merchandise for premium and promotional distribution to employees, customers, vendors or the general public, (ii) colleges, universities, and professional sports franchises and other sports related events that purchase custom marked merchandise for promotional distribution or retail sales, (iii) all advertising specialty distributors, sales promotion agencies, and incentive houses, (iv) entities performing substantially similar functions to the Persons listed in clauses (i) through (iii) above; and (v) all of Nordic's rights under that certain Licensed Merchandise Agreement between the Salt Lake Organizing Committee for the Olympic Winter Games of 2002, dated as of October 17, 2000, subject to any contingencies on Nordic's contribution of such rights as set forth in Section 3.01(v) below.

             (b) "Ad Specialty Identification Number" means the number, owned by the Nordic, obtained from ___________________, that is required for admission to

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certain events and tradeshows sponsored by _________________________ or access to which is controlled by ----------------------------.

             (c) "Additional Member" means any person or entity who or which is admitted to the Company as an Additional Member pursuant to Section 2.04 of this Agreement and Section 48-2b-122 of the Act.

             (d) "Affiliate" means a company controlled by, under common control with, or controlling a Person, where "control" means either (i) the ownership, either directly or indirectly, of more than 50% of the voting shares or (ii) the right to elect the majority of the directors of a company, and in either case, where such control may be exercised without the consent of a third person.

             (e) "Articles" means the Articles of Organization of the Company, which shall be filed with the Division. The Articles shall be in the form attached as Exhibit A to this Agreement.

             (f) "Available Cash" means for any applicable accounting period (i) the net income of the Company from any source less (ii) the amount of expenditures for payment of principal on any debt of the Company during the period in question and less (iii) the amount of expenditures for the payment of capital items not normally considered to be expenses in determining net income for the period in question and plus (iv) the amount of noncash expenses, such as depreciation and amortization, accrued during the period in question, used to determine net income for that period and not offset by a corresponding capital or other expenditure that cannot be expended during that period. Available Cash shall be determined on the basis of cash basis accounting principles consistently applied notwithstanding any use by the Company or any Member of accrual accounting methods.

             (g) "Book Value" means, with respect to any assets to be contributed to the Company, the value on the books of the owner of the assets prior to contribution to the Company and, with respect to any Company assets, the Company's adjusted basis for federal income tax purposes adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation ss.1.704-1(b)(2)(iv)(d)-(g).

             (h) "Capital Account" means the Capital Contribution made to the Company by a Member, as adjusted pursuant to Article III hereof.

             (i) "Capital Contribution" means any contribution to the capital of the Company in cash or property or other form of consideration made by a Member.

             (j) "Cash Deficit" means, with respect to the Company, the inability of the Company to pay its financial obligations as they come due.

             (k) "Closing" means the consummation of all agreements and other transactions contemplated under this Agreement and the execution of all


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documents necessary or appropriate in connection herewith. The Closing shall occur at the offices of Nordic, at 3820 West Great Lakes Drive, Salt Lake City, UT 84120, or at such other place as may be mutually agreed upon by the Parties.

             (l) "Closing Date" means February 1, 2001 or such other date as may be mutually agreed upon between the Parties.

             (m) "Code" means the Internal Revenue Code of 1986, as amended, including any applicable Treasury Regulations promulgated thereunder.

             (n) "Division" means the Division of Corporations and Commercial Code of the Utah Department of Commerce or any other department of division of the State of Utah that hereafter may be given responsibility for administering the Act or accepting filings on behalf of the Company.

             (o) "Effective Date" means February 1, 2001 or such other date as may be mutually agreed upon by the Parties or the date of filing of the Articles with the Division.

             (p) "Initial Member" means each of Nordic and Sarkat.

             (q) "Interest" means a Member's share of the profits and losses of the Company and the right to receive distributions from the Company.

             (r) "Loan" means the revolving credit facility to be made by Sarkat to the Company at the Closing in the aggregate amount of Two Hundred Thousand Dollars ($200,000.00).

             (s) "Member" means each of the Initial Members, Additional Members, and Substitute Members.

             (t) "Organizational Documents" means the Articles of Organization and this Operating Agreement of the Company.

             (u) "Profit and Loss Allocations" shall mean a Member's share of the profits and losses of the Company and the right to receive distributions from the Company as follows (i) seventy percent (70%) to Nordic, and (ii) thirty percent (30%) to Sarkat.

             (v) "Products" means each of the flashlight products described in Exhibit B hereto, as it may be amended from time to time by the Company.

             (w) "Promissory Note" means the promissory note issued by the Company to Sarkat at the Closing in exchange for the Loan and attached hereto as Exhibit C.

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

             (x) "Proportionate Share" shall refer to the percentage interest of each Member in capital, income, gain, loss, deductions, or credit and voting power of the Company, as provided in Article III of this Agreement.

             (y) "Scope" means the agreed-upon scope of the activities of the Company as set forth in Article II and as modified from time to time in accordance with the terms of this Agreement.

             (z) "Share" means a share of the membership interest of the Company, whether represented by a certificate duly issued by the Company in accordance with the Organizational Documents or otherwise.

             (aa) "Special Capital Call" means a call by the Managers to the Members to contribute as follows (i) seventy percent (70%) by Nordic, and (ii) thirty percent (30%) by Sarkat, to the capital of the Company for the purpose of remedying a Cash Deficit.

             (bb) "Territory" means the North American continent, including the United States of America and its territories, Mexico and Canada, provided, that to the extent Nordic has, under any contract or arrangement with any third party, including without limitation Iain Sinclair, Ltd., on or after the effective date of this Agreement, any lesser or greater territorial or geographic rights of distribution for any product that the Company desires to sell in the Ad Specialty Market, the Territory shall be deemed to be such lesser or greater geographic area solely as to the products covered by such contract or arrangement with such third party.

             (cc) "Treasury Regulations or Regulations" means the income tax regulations promulgated under the Code and effective as of the date hereof, as modified and supplemented or superseded after the date hereof. Where a specific Treasury Regulation is referenced, the reference shall be deemed to extend to any successor regulation of similar scope, whether or not denominated by the same section number or heading.

         Section 1.02 Incorporating Amendments. Any agreement referred to herein shall mean such agreement as amended, supplemented, waived, or modified from time to time in accordance with the applicable provisions hereof and of such agreements.

         Section 1.03 Terms Defined in the Ancillary Agreement. Capitalized terms used but not defined in this Agreement are used as defined in the Ancillary Agreements.

         Section 1.04 Certain Terms. The words "herein," "hereof," and "hereunder" and other words of similar import shall refer to this Agreement as a whole, including the exhibits hereto, as the same may from time to time be amended, modified, or supplemented and to any particular Article, Section, paragraph, or clause in this Agreement. The words "includes" or "including" when used herein are not intended to be exclusive and shall mean "includes, without limitation" or "including, without limitation."


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

                                  Article II.
                                 GENERAL TERMS

         Section 2.01 Formation and Name. The Parties to this Agreement agree to and do hereby form a limited liability company under the name Nordic ASI, L.C. (the "Company"), pursuant to the provisions of the Act and this Agreement. Upon the execution hereof, the parties shall execute and file the Articles with the Division.

         Section 2.02 Principal Office and Resident Agent. The location of the principal office of the Company and the name and address of the resident agent for the Company are as set forth in the Articles.

         Section 2.03 Initial Members. The full names and addresses of the Initial Members are as follows:

                  Nordic Technologies, Inc., a Utah corporation
                  3820 W. Great Lakes Dr.
                  Salt Lake City, UT  84120

                  Sarkat International, L.L.C., a Utah limited liability company 1455 West 10400 South
                  South Jordan, UT 84095

         Section 2.04 Admission of Additional Members. Additional Members may be admitted to the Company only with (i) the prior written consent of Members owning all of the Shares, and (ii) any other terms and conditions imposed on the admittance of the Additional Member by written consent of Members owning all of the Shares. If an Additional Member makes a Capital Contribution to the Company in exchange for admission as a Member of the Company, the Managers shall determine the consideration to be paid for any Shares that the Additional Member will receive.

         Section 2.05 General Purpose and Scope. The purposes for which the Company is formed are (i) to market, distribute, and sell the Products in the Ad Specialty Market within the Territory by representatives of the Company and (ii) to do any and all lawful things necessary, convenient, or incidental to the achievement of the foregoing.

         Section 2.06 Geographical Scope. The geographical Scope of this Agreement shall not exceed the Territory.

         Section 2.07 Term. The Company shall have a term beginning on the date the Articles are accepted for filing by the Division and shall continue in full force and effect until terminated according to the provisions of Article XII, at which time the Company shall be dissolved and liquidated in accordance with this Agreement, the Act, and applicable law.

                                  Article III.
                              CAPITAL CONTRIBUTIONS

         Section 3.01    Initial Capital Contributions.
                         ------------------------------

             (a) Generally. Upon execution of this Agreement, the Initial Members shall make their respective Capital Contributions to the Company.

             (b) Sarkat Contribution. As consideration for the Shares to be issued to Sarkat, at the Closing, Sarkat shall lend the Company in the form of a revolving line of credit Two Hundred Thousand Dollars ($200,000.00) on the terms set forth in Article XIII of this Agreement.

             (c) Nordic Contributions. Nordic has developed certain expertise and experience in manufacturing and marketing flashlight products for the Ad Specialty Market, as well as the general wholesale and retail markets. As consideration for the Shares to be issued to Nordic at the Closing:

                (i) Nordic agrees to and hereby does assign to the Company the exclusive right to market, sell and distribute the Products in the Ad Specialty Market in the Territory, which assignment shall have a term equal to the term of this Agreement;

                (ii) Nordic agrees to provide all related services in connection with the Company's sale of all Products under this Agreement, including marketing, manufacturing, procurement from other suppliers, order processing, specialized processing of any kind required to accomplish sales in the Ad Specialty Market; invoicing, accounting and collection of all accounts receivable; provided that a record shall be kept of the cash value of all such services, and that such services shall be performed for no cash payment from the Company to Nordic for a period of two (2) years from the date of this Agreement, after which period the cash value of such services as mutually determined by the parties, if any, shall be invoiced to the Company by Nordic, and further provided that, notwithstanding anything to the contrary in this Agreement, Nordic shall invoice the Company and received payment in respect thereof for any inventory of Nordic's products provided to the Company, which inventory shall be sold to the Company at Nordic's prevailing prices for its best customers;

                (iii) Nordic agrees to and hereby does assign to the Company Nordic's rights under that certain Sole Distribution Agreement by and between Nordic and Iain Sinclair Ltd., and dated as of January 18, 2001 (the "Sinclair Agreement"), and attached hereto as Exhibit D, under which agreement Nordic has exclusive distribution rights in the territory defined therein to the compact, LED, credit card shaped lights described therein, provided, that Nordic does not hereby grant to the Company any rights to sell the products identified in the Sinclair Agreement in any market other than the Ad Specialty Market, and further provided, that the Company and Sarkat each specifically acknowledge and agree that Nordic shall continue to have the right to distribute the products identified in the Sinclair Agreement in the territory defined therein in the general retail and wholesale markets;

                (iv) Nordic agrees to and hereby does grant the Company a first right of refusal (i) to exclusively sell and distribute, in the Ad Specialty Market, and in the Territory, any new products distribution rights to which are granted to Nordic by Iain Sinclair Ltd, prior to or after the date of this Agreement, and (ii) to any additional territories that may be granted to Nordic by Iain Sinclair Ltd after the date of this Agreement to sell such products; and

                (v) Nordic agrees to and hereby does assign to the Company any and all of Nordic's rights under that certain Licensed Merchandise Agreement between Salt Lake Organizing Committee for the Olympic Winter Games of 2002 ("SLOC"), dated October 17, 2000 (the "SLOC Agreement"), and attached hereto as Exhibit E, under which agreement Nordic has obtained certain non-exclusive licensing and distribution rights with respect to the logos and marks of the 2002 Olympic Winter Games, to be held in Salt Lake City, Utah, provided, that Nordic's contribution of its rights under the SLOC Agreement are expressly conditioned upon the receipt by Nordic or the Company of SLOC's written consent to such contribution prior to the effectiveness of any such contribution; and further provided, that the Company hereby acknowledges and agrees that it will assume and be responsible for the full execution of and performance under all of Nordic's obligations and liabilities under the SLOC Agreement.

         Section 3.02 Share Ownership. The Company shall issue to Nordic at the Closing Shares equal to fifty percent (50%) of the voting power and equity and shall issue to Sarkat Shares equal to fifty percent (50%) of the voting power and equity. The Company's Shares shall be alike in all respects, and the holders thereof shall be entitled, proportionately to their holdings, to identical ownership rights and privileges, except as otherwise provided herein.

         Section 3.03   Limitations on Transferability of Shares.
                        -----------------------------------------

             (a) Except as provided in Section 3.03(e) below, no Member shall transfer, sell, assign, pledge, hypothecate, give, or otherwise dispose of all or any portion of its Shares in the Company to any other person or entity without the prior written approval of all of the Members owning all the Shares.

             (b) As a condition to any transfer of Shares permitted hereunder to any person or entity who is not a Party to this Agreement, such person or entity shall first sign this Agreement, or an amendment hereof, agreeing to be bound by and subject to all of the terms and conditions of this Agreement and the Ancillary Agreements.

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

             (c) If a Member that is a natural person dies, becomes incapacitated or shall by adjudicated insane or incompetent, the Company and the other Members shall have the right to purchase such Member's Shares from such Member, such Member's guardian, personal representative, conservator or other person or entity who succeeds to such Member's interest in the Company. If a Member has a receiver appointed for its business or its property, makes an assignment for the benefit of its creditors, any proceedings are commenced by, for or against it under any bankruptcy, insolvency or debtor's relief law, or it states in writing that it is unable to pay its debts as they become due, the Company and the other Members shall have the right to purchase such Member's Shares from such Member at a price and on terms to be agreed upon by the parties.

             (d) Each Party acknowledges and agrees that the restrictions on transfer of Shares of the Company are reasonable in view of the purpose and intent of the Parties.

             (e) A Member that is a natural person shall have the right to transfer all or any part of the a Member's Shares in the Company to such Member's spouse, parents, children, or to a trust of which the Member is a trustee or trust for the benefit of any of the foregoing or to an entity which is directly or indirectly controlled by the Member and/or any of the foregoing persons without being subject to the restrictions on the transfer in this
Section 3.03.

         Section 3.04 Borrowing. The Company may borrow, at the discretion of the Managers or Members, as appropriate, from banks, lending institutions, or other unrelated third parties, or from Affiliates of the Company or the Members or their Affiliates, and may pledge Company properties or any income therefrom to secure or provide for the repayment of any such loans, provided however, an affirmative vote or written consent of all the Shares shall be required to borrow more than $10,000 and or to hypothecate, encumber and/or grant a security interest in any real property owned by the Company.

         Section 3.05 Additional Capital Contributions. Although, in principle, it shall be the policy of the Company to finance its requirements as fully as possible out of its assets without necessitating additional Capital Contributions, contributions of capital to the Company that have not been anticipated as of the date of this Agreement shall be made by the Members as follows:

             (a) If the Company, for any period of time greater than sixty (60) consecutive days, shall experience a Cash Deficit, then the Managers shall immediately notify the Company's Members thereof and immediately take any and all reasonable steps necessary to cure such Cash Deficit. The Managers, at their sole discretion, may attempt to arrange for a loan to be made to the Company, such loan to be made by any lender acceptable to the Managers (including either or both Members) upon such terms as the Managers at their sole discretion may


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approve. If the Managers for any reason shall not arrange a loan within ten (10)
days of the Members' receipt of the notice of a Cash Deficit, the Managers shall immediately make a Special Capital Call upon the Members, requiring additional cash contributions, such that the total of the Special Capital Call is sufficient to cure the Cash Deficit. Upon receipt by a Member of a notice from the Managers with respect to a Special Capital Call, the Member shall pay to the Company the amount of such Special Capital Call within fifteen (15) days.
Failure to pay the Company the amount of a Special Capital Call within such time shall give rise to the rights provided under Subsection 3.05(c) below.

             (b) If, in the opinion of the Managers, the Company at any time needs additional contributions of capital for any purpose other than to cure a Cash Deficit, the Managers shall recommend that Nordic contribute seventy percent (70%), and Sarkat shall contribute thirty percent (30%) of such capital as may be required to satisfy the Company's need for additional capital. Subject to Subsection 3.05(c) below, failure to make any such additional voluntary capital contribution shall not give rise to any additional rights or remedies hereunder.

             (c) If either Member shall pay to the Company the amount of any Capital Contribution under this Section 3.05 and the other Member shall fail to pay its corresponding Capital Contribution to the Company within ten (10) days after it is due, then the Company shall return to the paying Member the funds it paid to the Company, unless, in the sole discretion of the paying Member, the paying Member shall elect to allow the Company to retain the capital contribution in exchange for the issuance of additional Shares of the Company in an amount mutually acceptable to the paying Member and the Managers.

         Section 3.06 Capital Accounts. An individual Capital Account shall be maintained for each Member. Each Member's Capital Account shall be maintained as provided in Article IV. No Member shall be paid interest on any Capital Contribution, and, except as otherwise provided in this Agreement, no Member shall have the right to withdraw or receive any return of any Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash. In the event of a permitted sale or transfer of Shares, the Capital Account of the transferor shall become the Capital Account of the transferee.

                                  Article IV.
                        PROFITS, LOSSES AND DISTRIBUTIONS

         Section 4.01 Defined Terms. For purposes of this Article IV, the following terms shall have the meaning specified unless the context otherwise requires:

             (a) "Adjusted Capital Contributions" means, for each Member, such Member's Capital Contributions to the Company, reduced (but not below zero) by the amount of cash and the net fair market value of any other asset distributed to such Member pursuant to Section 4.03(c) and Section 4.04 hereof.

             (b) "Available Cash" means, with respect to any taxable year of the Company, at the time of determination, the Company's cash reduced by such amounts as the Managers shall deem reasonably necessary to meet reasonably

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anticipated expenditures or liabilities of the Company, including, but not limited to, debts to Members who are creditors of the Company and reserves for replacements and capital improvements for which adequate provision has not otherwise been made in the reasonable judgment of the Managers. Available Cash shall not include proceeds from Capital Transactions.

             (c) "Capital Account" means, as to any Member, the Capital Contribution actually made by that Member, plus all Profit allocated to that Member, and minus the sum of (i) all Loss allocated to that Member, (ii) the amount of cash and the fair market value of any other asset distributed to that Member (net of liabilities, assumed or taken subject to by such Member), and
(iii) such Member's distributive share of all other expenditures of the Company not deductible in computing its taxable income and not properly chargeable as additions to the basis of Company property. Each Member's Capital Account shall be determined and maintained in accordance with the Regulations adopted under
Section 704(b) of the Code. Any questions concerning a Member's Capital Account shall be resolved by applying principles consistent with this Agreement and the Regulations adopted under Section 704 of the Code in order to ensure that all allocations to the Members will have substantial economic effect or will otherwise be respected for federal income tax purposes.

             (d) "Capital Contribution" means the total amount of cash and the fair market value (net of liabilities assumed or taken subject to by the Company) of any other assets contributed (or deemed contributed under Section 1.704-1(b)(2)(iv)(d) of the Regulations) to the Company by a Member.

             (e) "Capital Proceeds" means the gross receipts received by the Company from a Capital Transaction.

             (f) "Capital Transaction" means the sale, exchange, financing, refinancing, condemnation, casualty or other disposition of all, or substantially all, of the assets of the Company.

             (g) "Minimum Gain" has the meaning set forth in Section 1.704- 2(d) of the Regulations. Minimum Gain shall be computed separately for each Member, applying principles consistent with both the foregoing definition and the promulgations under Section 704 of the Code.

             (h) "Negative Capital Account" means a Capital Account with a balance less than zero.

             (i) "Positive Capital Account" means a Capital Account with a balance greater than zero.

             (j) "Profit and Loss" means, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss); provided, however, that in the event the Regulations promulgated under
Section 704 of the Code require Book Value of assets to be used in determining profit or loss, then, for purposes of maintaining Capital Accounts in accordance with such Regulations, the taxable income or loss shall be computed using the Book Value of the assets.

             (k) "Restoration Amount" means, with respect to each Member: (a) the Member's share of Minimum Gain and (b) the amount, if any, which the Member is unconditionally required under this Agreement or by law to contribute to the Company (including the Member's share of debts of the Company that the Member has guaranteed and loans made by a Member to the Company).

         Section 4.02 Allocation of Profit or Loss from Operations and Distributions of Available Cash.
                       --------------------------------

             (a)  Available Cash.
                  ---------------

                (i) For the first year of operation of the Company, the Members agree that the Company shall make quarterly distributions of Available Cash, if any.

                (ii) After the first year of operation of the Company, it shall be the policy of the Company to return to its Members as distributions that amount of Available Cash as is consistent with sound management and the Company's current and anticipated future capital requirements.

                (iii) For any fiscal year of the Company in which a distribution is made, Available Cash shall be distributed to the Members in proportion to their respective share of the Profits for such taxable year as determined under Section 4.02(b).

             (b) Taxable Income or Taxable Loss. For any fiscal year of the Company, Profit or Loss (other than Profit or Loss resulting from a Capital Transaction, which Profit or Loss shall be allocated in accordance with the provisions of Sections 4.03(a) and 4.03(b)) shall be allocated to the Members in accordance with their respective Profit and Loss Allocations.

             (c) Special Allocations. Notwithstanding any other provision to the contrary in this Agreement, the following provisions shall apply:

                (i) Qualified Income Offset. No member shall be allocated Losses or deductions if such allocation causes a Member's Negative Capital Account to increase in excess of the Member's Restoration Amount. If a Member receives (1) an allocation of Loss or deduction (or item thereof) or (2) any Company distribution, which causes such Member to have a Negative Capital Account in excess of its Restoration Amount or increases a Member's Negative Capital Account at the end of any Company taxable year in excess of its Restoration Amount, then all items of income and gain of the Company (consisting of a pro rata portion of each item of Company income, including gross income and gain) for such taxable year shall be allocated to such Member, before any other allocation is made of Company items for such taxable year, in the amount and in proportions required to eliminate such excess as quickly as possible. This Section 4.02(c)(i) is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulations promulgated under Section 704(b) of the Code.

                (ii) Minimum Gain Chargeback. If there is a net decrease in the
             Minimum Gain during any taxable year, then each Member shall first be allocated all items of gross income and gain of the Company for such taxable year (and, if necessary, for subsequent taxable years) in an amount equal to the total net decrease in the Company's Minimum Gain multiplied by that Member's percentage of the Company's Minimum Gain (as determined pursuant to Regulations
             Section 1.704-2(g)) at the end of the immediately preceding taxable year. This Section 4.2(c)(ii) is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of the Regulations promulgated under Section 704(b) of the Code.

         Section 4.03 Allocation of Profit or Loss from a Capital Transaction and Distribution of Capital Proceeds.
                         -------------------------------------

             (a) Taxable Income. Profit from a Capital Transaction shall be allocated as follows:

                (i) If one or more Members has a Negative Capital Account,
             Profit from a Capital Transaction shall be allocated first to those Members, in proportion to their Negative Capital Accounts, until all Negative Capital Accounts have been increased to zero; then

                (ii) Any remaining Profit not allocated pursuant to Section
             4.03(a)(i) shall be allocated to the extent necessary so that the Capital Account balances of the Members are equal to the amounts distributable to them pursuant to Section 4.03(c) (assuming that all of the Capital Proceeds after the payment of liabilities are to be distributed to the Members).

             (b) Taxable Loss. Loss from a Capital Transaction shall be allocated as follows:

                (i) If one or more Members has a Positive Capital Account, Loss from a Capital Transaction shall be allocated first to those Members, in proportion to their Positive Capital Accounts until all Positive Capital Accounts have been reduced to zero; then, (ii) Any remaining Loss not allocated to reduce Positive Capital Accounts to zero pursuant to Section 4.03(b)(i) shall be allocated to the Members in proportion to their respective Profit and Loss Allocations.

             (c) Capital Proceeds. Distributions of net Capital Proceeds (after repayment of all debts and liabilities of the Company, including loans from Members, and the establishment of any reserves that the Managers deem necessary) shall be made in the following order of priorities:

                (i) First, to each member, in proportion to each Member's
             Adjusted Capital Contributions, an amount of cash equal to the amount of that Member's respective Adjusted Capital Contributions.

                (ii) If one or more Members has a Positive Capital Account before any further allocation of Profit pursuant to Section 4.03(a)(ii), to those Members, in proportion to and to the extent of their respective Positive Capital Account balances; and, then,

                (iii) The balance to the Members in proportion to their
             respective Profit and Loss Allocations.

         Section 4.04 Liquidation or Dissolution. If the Company is liquidated or dissolved, the assets of the Company shall be distributed, after taking into account the allocations of Profit or Loss pursuant to Sections 4.02 or 4.03, if any, and distributions of cash or property pursuant to Sections 4.02 or 4.03, if any, to the Members to the extent of and in proportion to the balances in their respective Positive Capital Accounts.

         Section 4.05   General.
                        -------

             (a) The timing and amount of all distributions shall be as determined by the Managers.

             (b) If any assets of the Company are distributed to the Members in kind, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. The fair market value of the assets distributed in kind shall be determined by an independent appraiser selected by the affirmative vote of the Members. Based upon the fair market value, the Profit or Loss for each unsold asset shall be determined as if that asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.03, and it shall be properly credited or charged to the Capital Accounts of the Members prior to the dissolution of the assets in liquidation pursuant to Section 4.04.

             (c) For each fiscal year, all Profit and Loss of the Company shall be allocated at and as of the end of that taxable year. The allocations of Profit and Loss shall be made within seventy-five (75) days after the end of such taxable year, or on such other schedule and with such other frequency as the Members owning three fourths (3/4) of the Shares of the Company shall approve in a resolution duly presented and voted upon by all of the Members.

             (d) Except as otherwise provided in this Section 4.05(d), all Profit and Loss shall be allocated, and all distributions of cash shall be distributed, as the case may be, to the persons or entities shown on the records of the Company to have been Members as of the last day of the fiscal year for which that allocation or distribution is to be made. Unless the Managers agree to separate the Company's fiscal year into segments, if the Company admits a new Member or if a Member sells, exchanges, or otherwise disposes of all or any portion of his Shares to any person who, during that fiscal year, is admitted as an Additional or Substitute Member, the Profit and Loss shall, except as otherwise provided in the Code, be allocated between the transferor and the transferee on the basis of the number of days of the fiscal year in which each was a Member; provided, however, that in the event of a Capital Transaction or any other extraordinary nonrecurring items of the Company, Profit, Loss, and distributions from such events shall be allocated to the persons shown on the records of the Company as of the date of such event.

             (e) The methods set forth above by which Profit, Loss, and distributions are allocated, apportioned, and paid are hereby expressly consented to by each Member as an express condition to becoming a Member. Upon the advice of the outside accountants or of legal counsel to the Company, this
Article IV may be amended to comply with the Code and the regulations promulgated under Section 704 of the Code; provided, however, that no such amendment shall become effective without the consent of those Members who would be materially or adversely affected thereby.

                                   Article V.
                               MEETINGS OF MEMBERS

             Section 5.01 Annual and Special Meetings of Members. Meetings of the Members shall be conducted annually at such time and place as the Managers shall determine by resolution at the first meeting of the Managers after the Effective Date.

             Section 5.02 Place. Meetings of Members may be held at any place within or without the state of organization as may be designated by the Managers or agreed to by all the Members.

             Section 5.03 Calling of Special Meetings. A special meeting of the Members may be called by the Managers, or by Members owning at least fifty percent (50%) of the Shares of the Company, for any matters on which the Members may vote.

             Section 5.04   Notice.
                            -------

             (a) Whenever Members are required or permitted to take any action at a meeting, a written notice of the meeting shall be given not less than five
(5), nor more than thirty (30) days before the date of the meeting to each Member entitled to vote at the meeting. The notice shall state the place, date, and hour of the meeting, and the specific nature of the business to be transacted, and no other business may be transacted. Such notice may be given by Members who are then current in the payment of their Capital Contributions and when given by the Members is deemed effective upon receipt by the Members. Notice of such meetings may be given by the noticing party by confirmed facsimile transmission, first class mail (in which case the minimum notice period must be increased by three (3) additional days), overnight courier, personal delivery, or e-mail transmission that is confirmed to have been received by the recipient thereof.

             (b) Any Member approval at a meeting, other than where unanimous approval is required, shall be valid only if the specific nature of the proposal so approved was stated in the notice of meeting or in any written waiver of notice.

         Section 5.05 Manner of Acting. Unless otherwise provided in this Agreement, the affirmative vote of Members owning a majority of the Shares represented in person or by written proxy shall be the act of the Members.

         Section 5.06 Written Consent in Lieu of Meeting. Any action that may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Members entitled to vote thereon were present and voted. In the event the Members are requested to consent on a matter without a meeting, each Member shall be given notice of the matter to be voted upon in the same manner as described above. In the event any Member(s) owning more than ten percent (10%) of the Shares request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in accordance with Section 5.04 and no action shall be taken until the meeting is held.

         Section 5.07 Proxies. The use of written proxies shall be permitted. Such proxy shall be executed in writing by the Member or his duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. Unless otherwise provided herein, a proxy shall not be valid more than ninety (90) days after the date of its execution.

                                  Article VI.
                            MANAGEMENT OF THE COMPANY

         Section 6.01 Managers. Management of the Company shall be vested in the Company's Managers. Initially the following individuals shall act as the Managers of the Company in the offices of President, Executive Vice President, Vice President and Secretary:

                  President                 Frederick W. Volcansek, Sr.
                                            3820 W. Great Lakes Dr.
                                            Salt Lake City, UT  84120
                                            Fax:  (801) 973-9501

                  Executive                 Lloyd M. Taggart
                  Vice-President            3820 W. Great Lakes Dr.
                                            Salt Lake City, UT  84120
                                            Fax: (801) 974-0603

                  Vice-President            Reed Newbold
                                            1455 West 10400 South
                                            South Jordan, Utah  84095
                                            Fax: (801) 254-9710

                  Secretary                 Jayanti Govindji
                                            4113 West Alpine Cove Circle
                                            Alpine, Utah 84004
                                            Fax: (801) 756-0381


         Section 6.02 Management by Members. If all the Managers have been removed from office as provided in this Article VI, the business of the Company shall be under the exclusive management of the Members, and, in such case, the agreement of Members owning a majority of the Shares shall be necessary for all decisions affecting the Company, and individual Members shall have no power as such.

         Section 6.03 Number, Term and Qualifications. The Company may have one or more Managers. Appointment of Manager(s) or increases or decreases in the number of Managers may be made as the Members shall from time to time determine, by unanimous agreement, or by amendment to this Agreement. Each Manager shall hold office until his successor shall have been appointed. Managers need not be Members of the Company.

         Section 6.04 Authority of Managers. The Managers may exercise all the powers of the Company, whether derived from law, the Articles of Organization or this Agreement, except such powers as are by statute, by the Articles of Organization, or by this Agreement vested solely in the Members.

         Section 6.05 Restrictions on Managers. No Manager or Managers shall, without the written consent or written ratification of the specific act by all the Members:

             (a) Do any act in contravention of law, the Articles of Organization or this Agreement;

             (b) Do any act to make it impossible to carry on the ordinary business of the Company;

             (c) Confess a judgment against the Company;

             (d) Possess Company property in their own name or assign their rights in specific Company property for other than a Company purpose;

             (e) Admit a person as a Member except as otherwise provided in this Agreement;

             (f) Continue the business with Company property after its bankruptcy, dissolution, cancellation or other cessation to exist;

             (g) Any merger, consolidation, or combination with or into another company or corporation; or

             (h) To sell or otherwise dispose off all or substantially all the assets of the Company.

         Section 6.06 Manner of Acting. Except as provided otherwise herein, the act of a majority of the total number of the Managers at the time the act is taken shall be the act of the Managers as to any act the Managers are authorized or required under applicable law or this Agreement to take, and individual Managers shall have no power as such.

         Section 6.07 Actions Requiring Unanimous Consent. Notwithstanding any other requirement set forth herein or in any of the other Ancillary Agreements, the Parties expressly agree that a unanimous vote of all of the Managers of the Company shall be obtained before any of the following actions shall be taken by the Company:

             (a) The formation of any subsidiary;

             (b) The issuance of any Shares or of any interest in any corporation or other legal entity, or the creation of any partnership or other legal entity of which it will be a partner, member, or similar participant;

             (c) The issuance of any Shares, or of any warrants or debentures, options or rights in or to Shares of the common or other capital stock of the Company, other than the Shares issued to the Parties at the Closing;

             (d) The acquisition or disposition, other than in the ordinary course of business, of assets having a value in excess of five percent (5%) of the Company's assets;

             (e) The making of any unbudgeted capital expenditure in excess of Ten Thousand Dollars ($10,000) or its equivalent in another currency;

             (f) Any pledge, mortgage, sale, lease or other transfer, except in normal course of business or as part of a complete dissolution or winding up, of any material portion of its assets or business;

             (g) The execution of any contract, the performance of which would
(i) entail expenditures in excess of Twenty Thousand Dollars ($20,000) or its equivalent in another currency or (ii) require a period of more than six months
(6) months;

             (h) The extension of credit to any one debtor in an amount exceeding Five Thousand Dollars ($5,000) or its equivalent in another currency;

             (i) Any change in the accounting methods or procedures applicable to the Company;

             (j) Set an employee's salary, bonus other compensation collectively exceeding Twenty-Five Thousand Dollars ($25,000);

             (k) Payment of compensation to non-employees, including, but not limited to, consultants, independent contractors, finder, and brokers in excess of $1,000 per month;

             (l) Engage in major public relations activities, such as press releases, announcements to associations, and to other companies, other than in the normal course of sales promotions;

             (m) Appoint or discharge the Company's auditing firm;

             (n) Make loans to employees;

             (o) Approve annual and long term budgeting, including capital expenditures, financing, and cash flow;

             (p) Posses Company property, or assign Company rights in specific property, for other than a Company purpose;

             (q) Add or remove key products from the Company's product offerings; or

             (r) Launch or terminate research and development projects.

         Section 6.08 Appointment and Removal. Hereafter, new or successor Managers may be appointed only by the approval of Members owning at least a majority of the Shares of the Company. A Manager or Managers may be removed only upon the vote of Members owning a majority of the Shares of the Company.

         Section 6.09 Resignations. A Manager may resign as a Manager at any time by delivering a written resignation to the remaining Managers. The resignation shall become effective on the date of delivery thereof.

         Section 6.10 Meetings of Managers. Meetings of the Managers shall be held at the time and place that the Managers shall determine from time to time. No notice shall be required for regular meetings for which the time and place shall have been determined by the Managers. Special meetings may be called at the direction of any Manager, and notice thereof shall be provided to all Managers at least twenty-four (24) hours before such meeting. Notice may be given by mail, facsimile, or hand delivery addressed to each manager. Meetings may be conducted by means of conference telephone or similar electronic equipment.

         Section 6.11 Authority, Quorum, and Action. No meeting of Managers may take place without the presence of a quorum of the Managers. A majority of the total number of Managers at the time the action is to be taken shall constitute a quorum.

         Section 6.12 Unanimous Written Consent to Action by Managers. Any action required to be taken at a meeting of the Managers of the Company, or any other action which may be taken at a meeting of the Managers, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the Managers. A copy of a Manager's written consent sent by telecopy or telefax shall be sufficient evidence of consent.

         Section 6.13 Authority to Appoint Officers. The Managers may appoint, for their convenience and as they see fit, any other person or persons, whether or not a Member, to be various officers of this Company as they deem necessary, for the purpose of acting as agent of the Managers in the day-to-day affairs of the Company business that the Managers may delegate to such officer or officers in carrying out such decisions of the Managers as the Managers may direct. Such other officers shall act in such capacity until their agency is revoked by the Managers.

         Section 6.14 Fiduciary Responsibilities. Each Member and Manager shall, in all events, account to the Company and to the Members for any benefit, and hold, as trustee for the Company and the Members, any profits derived by a Member or Manager from any transaction connected with the formation, conduct, or liquidation and winding up of the Company or from any use by a Member or Manager of Company property, and such duty extends to the personal representatives of any deceased Member or Manager involved in the liquidation and winding up of the Company. All management, investments, accountings, and distributions shall be conducted by the Members or Managers, as the case may be, subject to good faith and fiduciary responsibility. However, no Member or Manager shall be liable for any loss or depreciation in the value of the Company or any of its assets or business occurring by reason of error of judgment in making any sale, any investment or reinvestment, or any management, investment or business decision whatsoever, provided such loss or depreciation in value has not occurred through the actual fraud, gross negligence, or willful default of such Member or Manager. Good faith and fiduciary responsibility shall be required of all Members and Managers.

         Section 6.15 Bank Accounts. The Company shall maintain checking or other accounts in such bank or banks as the Managers shall determine and all funds received by the Company shall be deposited therein. Withdrawals shall be made on such funds only under general or specific authority granted by the Managers.

         Section 6.16 Other Private Business of Managers. The Managers shall at all times be free to engage in all aspects of any other business for their own accounts or for the account of any other party, including Nordic and its parent corporation, Dynatec International, Inc., and the other subsidiaries of Dynatec.

         Section 6.17 Managers' or Members' Liability to the Company; Indemnification.
                        ----------------

             (a) Except as provided in Article XI, the Managers and Members shall have no liability to the Company or to any Member for any loss suffered by the Company that arises out of any action or inaction of the Managers or Members, if the Managers or Members, as the case may be, in good faith determined that such course of conduct was in the best interest of the Company and such course of conduct did not constitute actual fraud, gross negligence, or willful misconduct of such Managers or Members. The Managers and Members will be indemnified by the Company against any losses, judgments, liabilities, expenses, and amounts incurred by them in the defense and/or settlement of any claims sustained by them in connection with the Company, provided that the same were not the result of actual fraud, gross negligence, or willful misconduct on the part of such Managers or Members or their Affiliates.

             (b) Notwithstanding the above clause (a), the Managers or Members shall not be indemnified for liabilities arising under federal and state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving securities law violations; or (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction.

             (c) The Company shall not incur the cost of the portion of any insurance that insures any party against any liability as to which such party is prohibited from being indemnified.

                                  Article VII.
                            OPERATIONS OF THE COMPANY

         Section 7.01 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 of each year.

         Section 7.02 Books and Records. The Company shall maintain and make available to the Members at all reasonable times accurate books, records, and accounts relating to the business of the Company with respect to the Products.

         Section 7.03 Accounting and Financial Statements. The Company shall cause unaudited financial statements of the Company to be prepared not less than quarterly and annually. The Company shall cause such financial statements to be delivered to the Managers and Members of the Company immediately upon receipt. The costs of preparation of all of the financial statements required hereunder shall be borne by the Company.

                                 Article VIII.
                         REPRESENTATIONS OF THE PARTIES

         Section 8.01 Representations and Warranties of the Parties. Each of Nordic and Sarkat hereby makes, as to itself, the following representations and warranties to the other Party:

             (a) Organization and Standing. It is a corporation duly incorporated and validly existing in good standing under the law of its state of incorporation (and in the case of Sarkat, it is a limited liability company duly organized and in good standing under the law of its state of formation) and has the corporate power to enter into and perform this Agreement and the related documents specified herein and to consummate the transactions contemplated hereby.

             (b) No Violation. The execution, delivery, and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not and will not violate (after notice or lapse of time, or both) any law or any regulation, order, writ, injunction, or decree of any court or any competent governmental or regulatory body, agency or other entity having jurisdiction over it, or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien upon any of its assets pursuant to the terms of, its charter or bylaws as now in effect, or any mortgage, indenture, lien, license, approval, agreement, instrument or document to which it is a party or by which its property is bound, provided, that Nordic has disclosed to Sarkat, and Sarkat acknowledges that Nordic and its parent, Dynatec International, Inc., and other subsidiaries of Dynatec are parties to a loan agreement with Wells Fargo Business Credit, Inc., Denver, Colorado ("Wells Fargo"), and that this Agreement is contingent on such approval as Wells Fargo may require.

             (c) Consents. All authorizations, consents and approvals of, notices to, registrations or filings with, or other actions in respect of or by, any court or any competent governmental or regulatory body, agency or other entity required in connection with the execution, delivery and performance by it of this Agreement, or otherwise required to effect the purposes of this Agreement, have been duly obtained, given or taken and are in full force and effect.

             (d) Enforceability. Each of this Agreement and the Exhibits hereto, and each document related hereto or thereto, to which it is a Party is the legal, valid and binding obligation of it, enforceable against it in accordance with its terms.

             (e) Legal Matters. Except as otherwise disclosed by the Parties hereto, it knows of no claim, action, suit, litigation, arbitration or proceeding pending (or, to the best of its knowledge, threatened) by or against it, which, if adversely determined, would individually or in the aggregate have a material adverse effect on its obligations under this Agreement.

             (f) Authorization of Agreement. It has taken all corporate action required, necessary, or advisable for the authorization, execution, and delivery of this Agreement.

             (g) Survival of Representations and Warranties. The representations and warranties set forth in this Article VIII shall be deemed made again at the Closing and shall survive the Closing and the termination or expiration of this Agreement.

                                  Article IX.
                              CONDITIONS PRECEDENT

         Section 9.01 Conditions Precedent. This Agreement shall not be effective until the date on which the latest of the following events shall have occurred, it being expressly understood that each of the Parties' respective obligations hereunder are expressly subject to and conditional on the satisfaction or written waiver of each of the following conditions on or before the Closing Date, which satisfaction or waiver shall be in the waiving Party's sole and absolute discretion:

             (a) The Company shall adopt the Organizational Documents;

             (b) The Managers of the Company shall adopt in writing such resolutions as may be necessary or advisable to organize the Company in accordance herewith and to implement the provisions hereof;

             (c) Each of the Members shall execute and deliver such other agreements, documents, exhibits or instruments as may be required to give effect to the intent and purposes of this Agreement;

             (d) The representations and warranties of the Members contained in
Article VIII hereof shall be true and correct in all material respects;

             (e) The Company shall have obtained any and all necessary approvals, permits, certificates and licenses required to be obtained from any and all agencies, instrumentalities, departments, regulatory authorities, or political subdivisions of any government with authority to regulate any part or aspect of the business of the Company or the transactions contemplated by this

Agreement, such that by obtaining said approvals, permits, and licenses the Company shall be able to legally operate and conduct the business contemplated hereunder;

             (f) The Board of Directors of Dynatec International, Inc., the parent of Nordic shall have taken action at a meeting thereof or pursuant to unanimous consent resolutions specifically authorizing the consummation by Nordic of the transactions contemplated by this Agreement, after full disclosure of all related parties involved in either Nordic or Sarkat; and

             (g) The Members shall have subscribed for the Shares and delivered to the Company consideration therefor in accordance with Section 3.02 hereof.

                                   Article X.
                        COVENANTS AND FURTHER ASSURANCES

         Section 10.01 Mutual Covenants. Nordic and Sarkat hereby covenant with each other as follows:

             (a) Each Member shall cooperate with the other in preparing, filing, and taking any and all other actions necessary or advisable with respect to any application, request, or action which is or may be necessary to obtain the consent of any government or third party, to effect the transactions contemplated herein, or which are or may be necessary or helpful in order to consummate such transactions.

             (b) Each Member shall advise the other if any event should occur that may prevent the fulfillment of any conditions to the obligation of either Member to consummate the transactions contemplated in this Agreement or if any event should occur or has occurred that would or did constitute a breach of any representation, warranty, or covenant of any Member in this Agreement. The Members agree to use commercially reasonable efforts to cure any such event as expeditiously as possible.

                                  Article XI.
                         INDEMNIFICATION BETWEEN MEMBERS

         Section 11.01 Nordic. Nordic agrees to hold Sarkat harmless from any and all Losses (as defined below) incurred by Sarkat and indemnify and defend Sarkat against any and all Losses (as defined below) incurred by Sarkat arising out of or in connection with (i) the failure by Nordic to perform any of the material agreements, covenants, or obligations required to be performed by Nordic hereunder or pursuant hereto or (ii) any material misstatement made by Nordic hereunder or pursuant hereto, including without limitation any material misrepresentation contained in the representations and warranties of Nordic set forth in Article VIII hereof.

         Section 11.02 Sarkat. Sarkat agrees to hold Nordic harmless from any and all Losses (as described below) incurred by Nordic and indemnify and defend against any and all Losses (as defined below) incurred by Nordic arising out of or in connection with (i) the failure by Sarkat to perform any of the material agreements, covenants, or obligations required to be performed by Sarkat hereunder or pursuant hereto or (ii) any material misstatement made by Sarkat hereunder or pursuant hereto, including without limitation any material misrepresentation contained in the representations and warranties of Sarkat set forth in Article VIII hereof.

         Section 11.03 Limitation of Liability. For purposes of this Agreement, "Losses" shall mean direct, out-of-pocket losses, damages, claims, actions, liabilities, and expenses (including, without limitation, reasonable attorneys' fees and allocated costs of in-house counsel). In no event shall either Party be liable to the other Party for any special, indirect, consequential, or exemplary damages (including, without limitation, lost profits).

         Section 11.04 Notice of Claim. If either Party (the "Indemnified Party") shall receive knowledge of a state of facts or the occurrence of an event that, if not corrected, would give rise to a right of indemnification for the Indemnified Party from the other Party (the "Indemnifying Party"), the Indemnified Party shall give notice to the Indemnifying Party as promptly as practicable after receipt of such knowledge. The Indemnifying Party may, at its option, elect to undertake the defense of any such claim. The Indemnified Party shall make available to the Indemnifying Party and its counsel and accountants all books and records of the Indemnified Party relating to any such event or state of facts and the related possible claim for indemnification, and each Party hereunder shall render to the other such assistance as it may reasonably require in order to provide prompt and adequate prosecution of the defense of any suit, claim, or proceeding arising from such event or state of facts. The Indemnifying Party may settle or compromise any such suit, claim, or proceeding with the written consent of the other Party, which consent shall not be unreasonably withheld.


                                  Article XII.
                     TERMINATION, DISSOLUTION AND WINDING UP

         Section 12.01 Termination. This Agreement may be terminated and the Company thereby dissolved upon the occurrence of any of the following events:

             (a) By unilateral decision of either Member, if the other Member defaults in the performance of any of its material obligations under this Agreement and fails to cure such default within forty-five (45) days after receiving written notice specifying the default; or

             (b) By unilateral decision of either Member, if the other Member or any Affiliate of that other Member (i) ceases to carry on its business; or (ii) becomes or is declared insolvent or bankrupt; or (iii) becomes the subject of any proceedings relating to its liquidation, insolvency, or for the appointment of a receiver, custodian, or similar officer for it, which proceedings, if involuntary, are not dismissed within thirty (30) days; or (iv) makes an assignment for the benefit of all or substantially all of its creditors; or (v) enters into an agreement for the composition, extension or readjustment of substantially all of its obligations; or

             (c) By unilateral decision of either Member, if the other Member or any Affiliate of that other Member (i) if an individual, shall die or have a court of competent jurisdiction enter an order or decree adjudicating him incompetent to manage his estate or person; (ii) if a partnership, shall dissolve and commence winding up; and (iii) if a corporation or other legal entity, shall terminate its existence; or

             (d) By unilateral decision of either Member, if any of the Ancillary Agreements are terminated or any of the terms of this Agreement or any of the Ancillary Agreements prove, for any reason, to be invalid or unenforceable; or

             (e) By unanimous written consent of all of the Members.

         Section 12.02 Effect of Termination--Right of Purchase. Upon the occurrence of an event specified in Section 12.01, the Member whose actions or whose Affiliate's actions did not give rise to a right of termination of this Agreement (the "Non-breaching Party"), either directly or indirectly through a qualified nominee, shall have the right by written notice (the "Exercise Notice") to the Member whose actions or whose Affiliate's actions gave rise to such termination (the "Breaching Party"), and without prejudice to any other remedy referred to herein or available under applicable law, to elect to purchase all, but not less than all, of the Shares of the Company held by the Breaching Party at a purchase price equal to the Book Value thereof. The Exercise Notice must be given within thirty (30) days after the Non-breaching Party receives actual notice of the facts and circumstances giving rise to termination under Section 12.02. If the Non-breaching Party elects to purchase the Breaching Party's Shares under this Section 12.02, the Non-breaching Party shall complete such purchase by delivery of cash to the Breaching Party or its representative in the amount of the purchase price established under this
Section 12.02 within ninety (90) days after delivery of the Exercise Notice. In the alternative, the Non-breaching Party, or both Members if the Members unanimously consent to terminate the Agreement, may call for immediate liquidation of the Company as provided under Section 12.02.

         Section 12.03 Articles of Dissolution. As soon as possible following an election by either or both Members, as the case may be, to terminate this Agreement pursuant to Section 12.01, and if counsel to the Company so advises, the appropriate representative of the Company shall execute Articles of Dissolution in such form as shall be prescribed by the Division and shall file those Articles of Dissolution with the Division. If the Members elect to pursue an immediate liquidation of the Company, the Members shall cooperate to dissolve and liquidate the Company as expeditiously as possible.

         Section 12.04 Winding Up. Except as provided by law, upon dissolution, each Member shall look solely to the assets of the Company for the return of its Capital Contribution. If the Company property remaining after the payment of discharge of the debts and liabilities of the Company is insufficient to return the Capital Contribution of each Member, such Member shall have no recourse against any other Member. The winding up of the affairs of the Company and the distribution of its assets shall be conducted exclusively by the Managers, which are hereby authorized to take all actions necessary to accomplish such distribution, including without limitation, selling any Company assets the Managers deem necessary or appropriate. All distributions in liquidation shall be made to the Members in accordance with their respective Capital Account balances.

                                 Article XIII.
                                 LOAN AGREEMENT

         Section 13.01 Line of Credit. Subject to the terms, conditions, and covenants of this Agreement, Sarkat agrees to extend credit to the Company in the form of a revolving line of credit (the "Line of Credit") in an aggregate principal amount up to, but not exceeding at any one time outstanding, TWO HUNDRED THOUSAND AND NO/100 DOLLARS ($200,000.00) (the "Credit Limit").

         Section 13.02 Promissory Note. The Line of Credit shall be evidenced by a Revolving Promissory Note (the "Note") made by the Company in the form attached hereto as Exhibit C, against which advances (individually an "Advance" and collectively "Advances") may be obtained by the Company. The Note shall bear interest (the "Note Rate") at the same rate which is being paid by Sarkat on the lines of credit and other instruments which Sarket secured to provide the Company with the Line of Credit. The Note Rate shall be adjusted quarterly on the same basis. The Company may obtain Advances from time to time from the Line of Credit during the period commencing on the Effective Date of this Agreement and ending on the Maturity Date, as hereinafter defined (said period being the "Commitment Period"); provided, however, that Sarkat may extend the Maturity Date in the manner provided herein, in which case the Commitment Period shall automatically be extended accordingly, and Sarkat shall not unreasonably refuse to extend the Commitment Period. Sarkat may make Advances after the Commitment Period has expired, in which case such Advances shall be treated in the same manner as other Advances hereunder. Sarkat's obligation to grant, extend, or continue any Advance to the Company is conditioned on and subject to the following terms and conditions:

             (a) The purpose of the Advance is, and the proceeds of each Advance shall solely be used to purchase inventory for the Company, and will not be used for any other purpose unless Company has obtained prior written approval from Sarkat;

             (b) The aggregate outstanding principal amount of all Advances outstanding at any time does not exceed, and after giving effect to any request for an Advance will not exceed, the Credit Limit;

             (c) The Company is not in default hereunder, and no event has occurred or condition exists which, with the giving of notice or the passage of time or both, would constitute a default hereunder;

             (d) The Company is in compliance and has been in compliance with all other conditions and requisites as provided for herein for obtaining each Advance; and

             (e) Each Advance under the Note shall bear interest at the Rate, and shall be repaid (principal and interest) at the times and in the manner, described in the Note.

         Section 13.03 Maturity Date. The "Maturity Date" means January 31, 2005. Sarkat may extend the Maturity Date by written agreement, in which case the Maturity Date shall mean the date so extended.

             (a) Security. The Note shall be secured by and the Company hereby grants a security interest in all types and items or property whether now owned or existing or hereafter acquired or arising of the Company, including, but not limited to, all the inventory, accounts receivable, plant and equipment, real property, goods, materials, and other tangible personal property, all deposits and securities of the Company. Sarkat shall be entitled to file a UCC-1 financing statement to perfect a security interest in the collateral described above.

         Section 13.04 Procedure to Obtain Loan Advances. Unless otherwise specifically agreed to in writing by Sarkat, all Advances pursuant to the Line of Credit shall be made for the purchase of inventory by the Company. To assure compliance with this provision, all requests to Sarkat from the Company for Advances must be accompanied by a written request from the Managers of the Company stating the purposes for which the Managers seek the Advance. Sarkat shall not unreasonably refuse to make any Advance.

         Section 13.05 Issuance of Loan Advances. Upon Sarkat's receipt of the Company's request for an Advance and the Managers' written statement regarding the purposes for which the Advance is sought, Sarkat shall issue its check for the amount of such Advance payable to the Company or deposit the amount of such Advance into any deposit account which may be, from time to time, designated by the Company.

         Section 13.06 Conditions Precedent. Sarkat shall not be required to made any Advance requested by the Company on the Line of Credit unless and until all Conditions Precedent, as set forth in Article IX of this Agreement, have been satisfied.

         Section 13.07 Events of Default Defined. The Company shall be in default for purposes of this Article XIII if any of the following events ("Events of Default") shall occur and shall not have been remedied within any applicable period of time:

             (a) Within fifteen (15) days after the same shall be due, failure to pay any principal or interest on the Note or any Advance thereunder;

             (b) The Company defaults in the performance of or breaches or disputes the applicability to it or the validity as against it of any of the provisions of this Agreement, the Note, or any other agreement with Sarkat;

             (c) Any representation or warranty made by the Company in this Agreement or in connection with any borrowing hereunder, or in any certificate, financial statement or other statement furnished by the Company pursuant hereto, is untrue in any material respect at the time when made;

             (d) Default by the Company in the observance or performance of any covenant, condition, or term contained in this Agreement or any instrument delivered herewith, or default by the Company of any other obligation in favor of or with Sarkat;

             (e) Filing by the Company or any Affiliate of the Company of a voluntary petition in bankruptcy or a voluntary petition or any answer seeking reorganization, arrangements, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any action by the Company indicating its consent to, approval of or acquiescence in any such petition or proceedings; the application of the Company for, or the appointment by consent or acquiescence of, a receiver or trustee of the Company or for all or a substantial part of its properties; the making by the Company of an assignment for the benefit of creditors; the admission of the Company in writing of its inability to pay its debts as they may mature;

             (f) Filing an involuntary petition against the Company in bankruptcy seeking reorganization, arrangements, readjustment of its debts or for any other relief under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, if such petition or proceeding remains undismissed for a period of thirty (30) days after the same shall be filed; or the involuntary appointment of a receiver or trustee of the Company for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the properties of the Company; or

             (g) Any money judgment, writ, warrant of attachment, or similar process is entered or filed against the Company or any of the Company's property or other assets and is not vacated within the earlier of (i) a period of fifteen
(15) days or (ii) before five (5) days prior to the date of any proposed sale thereunder.

         Section 13.08 Remedies. In any such Event of Default, Sarkat may, upon notice to the Company, reasonably under the circumstances: (a) terminate forthwith the Line of Credit and cease funding any Advance; (b) declare the Note to be forthwith due and payable, whereupon the unpaid principal amount of the Note and any Advances thereon, together with accrued interest thereon, shall become immediately due and payable without presentment, demand or protest, or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note to the contrary notwithstanding; (c) give notice to the Company required by law by mailing such notice, postage prepaid, at least five days before the event to any address of the Company set forth in this Agreement; (d) immediately and without prior notice or demand set-off against the amount owed Sarkat from the Company, whether or not due, all money and other amounts owed to the Company in any capacity by Sarkat and the Company shall be deemed to have exercised such right of set-off and to have made a charge against any such money or amounts immediately upon occurrence of such default, even though such charge is entered on the books of Sarkat subsequent thereto; or (e) proceed to enforce any of its remedies under this Agreement, the Note, or pursuant to applicable law.

                                  Article XIV.
                            MISCELLANEOUS PROVISIONS

             (a) Confidentiality. Each Member acknowledges that by reason of its relationship to the other Member hereunder it will have access to certain information and materials concerning the Company's or the other Member's business, plans, methods, customers, and products that are confidential and of substantial value to the Member or the Company, which value would be impaired if such information were disclosed to third parties ("Confidential Information"). Each Member agrees that it shall not use in any way for its own account, or the account of any third party, any Confidential Information revealed to it by the other Member. The Company shall take every reasonable precaution to protect the confidentiality of such Confidential Information. Each Member hereby agrees that it will not disclose any Confidential Information to any other person, firm, or entity; provided, however, that the foregoing restriction shall not be deemed to prohibit (i) any disclosure by either Member of information that shall have become public knowledge other than by means of a disclosure by such Member, (ii) any disclosure required by court order or regulatory request or otherwise required by applicable law, or (iii) any disclosure to an officer, director, auditor, or advisor of such Member who shall be informed by such Member of the confidentiality requirements of this Section 14.1 and to whom such information shall be disclosed on the express condition that the recipient of such information agree to be bound by the provisions of this Section 14.1 as if it were a Member.

         Section 14.02 Publicity. The Members agree that the content and timing of all publicity and announcements concerning this Agreement and all negotiations thereof and all transactions contemplated hereby shall be subject to their prior mutual approval.

         Section 14.03 Expenses. Whether or not any or all of the transactions contemplated hereby shall be consummated, and except as otherwise expressly provided herein, all expenses incurred in connection with the negotiation, preparation, execution, consummation, or enforcement of this Agreement and the transactions contemplated hereby, including without limitation the fees of independent counsel, accountants and advisors, shall be borne by the Member incurring such expenses.

         Section 14.04 Amendments and Waivers. This Agreement shall constitute the entire contract between the Parties, and there are no other or further agreements between the Parties except as specifically set referenced herein; provided, however, that this Agreement may be modified, supplemented, altered, or amended by written agreement of all the Members of the Company. No failure or delay on the part of either Member hereto in exercising any right, power or privilege hereunder and no course of dealing between the Members shall operate as a waiver thereof, nor shall nay single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         Section 14.05 Notices. All notices, requests, demands, consents, and other communications required or permitted hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile, or sent by certified and registered airmail, postage prepaid, return receipt requested, or by confirmed telegram:

                           If to Nordic:

                           3820 West Great Lakes Drive
                           Salt Lake City, Utah 84120
                           Attn. Frederick W. Volcansek, Sr.
                           Fax:  (801) 973-9501

or to such other person or at such other place as Nordic shall designate to Sarkat in writing; and

                           If to Sarkat:

                           1455 West 10400 South
                           South Jordan, Utah  84095
                           Attention: Reed Newbold
                           Fax: (801) 254-9718

or to such other person or at such other place as Sarkat shall designate to Nordic in writing. Any such notice or other communication so addressed shall be deemed to have been received by the addressee as of the date of such receipt or confirmation.

         Section 14.06 Successors and Assigns. The rights and obligations of the Members shall inure to the benefit of and shall be binding upon the successors and assigns of each of them; provided, that neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the Members without the prior written consent of the other Member.

         Section 14.07 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Utah as in effect on the date hereof and as may be hereafter amended.

         Section 14.08 Counterparts. This Agreement may be executed in several identical counterparts, each of which when executed by the Members and delivered shall be an original, but all of which together shall constitute a single instrument.

         Section 14.09 Headings. The headings of the Articles, Sections, and Subsections of this Agreement have been inserted for convenience of reference only.

         Section 14.10 No Third Party Beneficiaries. Nothing in this Agreement is intended or will be construed to give any legal or equitable right, remedy, or claim under or in respect of this Agreement, or any provision contained herein, to any person other than the Parties hereto, it being the intention of the Parties that this Agreement and the provisions hereof are for the sole and exclusive benefit of such Parties or their permitted successors or assigns and for the benefit of no other person.

         Section 14.11 Severability. If any provision of this Agreement, in whole or in part, proves to be invalid for any reason, such invalidity shall affect only the portion of such provision which shall be invalid. In all other respects this Agreement shall stand as if such invalid provision had not been made, and no other portion or provision of this Agreement shall be invalidated, impaired, or affected thereby.

         Section 14.12 Non-Merger. The representations, warranties, undertakings, agreements, covenants, and indemnities of the parties contained herein or granted or undertaken pursuant hereto shall not merge or expire on the Closing of transactions contemplated herein, but shall remain enforceable to the fullest extent notwithstanding any rule of law to the contrary.

         Section 14.13 Liability of Members. The Members of the Company shall not be personally obligated for any liability or claim arising out of this Agreement or any other matter in connection herewith. Any such liability or claim shall be satisfied only out of the assets of the Company and not out of the separate assets of any of its Members.

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                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]

         BY THEIR SIGNATURES BELOW, the undersigned Members of the Company agree, acknowledge and certify that the foregoing Operating Agreement constitutes the Operating Agreement of Nordic ASI, LLC, adopted by the Members of the Company as of the date first written above.


                                           NORDIC TECHNOLOGIES, INC., a
                                           Utah corporation



                                           By:/s/
                                           -------------------------------------
                                           Frederick W. Volcansek, Sr.


                                           SARKAT INTERNATIONAL, L.L.C., a
                                           Utah limited liability company


                                           By its Members:





                                           /s/
                                           -------------------------------------
                                           REED NEWBOLD




                                           /s/
                                           -------------------------------------
                                           JAYANTI GOVINDJI